Exhibit 99.1

Amro Albanna (00:20):

Jeff as we have done in the past. Let's just wait to see who's joining. I don't know if you can see it on your side as well, but so far we're just seeing people join and I'm waiting for those who can hear us. We're just waiting a little bit for everybody to get a chance to join the Zoom call. Okay. Maybe we can get started. I think everybody knows Jeff Ramson. Jeff, maybe just one-liner, quick intro here. Obviously I'm the co-founder and CEO of Aditxt. And Jeff, just maybe a quick one-liner as far as far as you.

Jeff Ramson (01:11):

Sure. I'm the founder and CEO of PCG advisory, full service investor relations firm.

Amro Albanna (01:17):

Great. And Jeff has been working with us for actually pretty much from the very beginning. So he understands the company and understands the market, the landscape, and I will encourage and I see our team members joining today. I do encourage you to please go ahead and ask any questions that would be very helpful maybe to others who are thinking of the same question. Today we are going to focus on what we must accomplish as a company and what we're looking to accomplish as a company the remainder of this quarter and in Q3. And it is important with all the activities that are going on in the company, whether it's product development, whether it's operations, whether it's finance and other activities for all of us collectively inclusive of our stakeholders to understand what the plan is and how that plan is in alignment with our objectives. So that's what we'll focus on and Jeff and I spoke before to really frame the conversation around this. So the best way to do it is to really begin from the end by end of Q3, what is it that we want to see Aditxt and what position we want to see Aditxt at. And to summarize it, and Jeff please jump in in terms of framing the same thing we just discussed.

(02:45):

Our goal is to position Aditxt with our current programs and any future program that we will have in a way that is focused on growth. Right now, there is no secret that, and frankly not just us, but other microcap companies who may be dealing or at the same stage as we are right now, you got to survive while growing the business. You got to survive while you move forward with the business. And there is obviously no secret that there are interruptions that take place when you're trying to do both at the same time. And that is perfectly fine. That is frankly the rite of passage when you are trying to build an early stage business to get it to the point where it is positioned for growth. And what does growth mean? Meaning you have the resources needed to advance every program forward over the next year, two or three years. That's really our definition of growth. So our plan and all the activities that we are working on is to get Aditxt by end of Q3 to the point where we can become more growth oriented rather than just more a speculative or as a speculative company. Jeff, so before we move on, maybe you can touch on that a little bit and maybe you can use your own words to describe what I just shared.

Jeff Ramson (04:08):

Yeah, well yeah, I think that echo your thoughts about one, what it's like to be a microcap public company in this environment. And we've talked about this a bit over the last few months. I mean, it is really, really challenging and I think the idea of looking at what can be done incrementally over the defined period that we're talking about is very important. I think it's important to keep focusing on things that you can control and things that you can accomplish in these next two, well, the remainder of this quarter and the following. I think that's a great place to be focusing right now.

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Amro Albanna (04:45):

Great. So I think just given the fact that we still have some acquisitions, I'm going to put those aside because those are still uncertain until they are, and we can talk about what growth looks like for Adimune and what growth looks like for Pearsanta because those are our subsidiaries, those are our current programs. So Adimune must continue without interruption, with focus towards clinical trials, human trials. So we've been working on the platform and the program for years and our focus is to move Adimune forward towards human trials. And of course if we're granted approvals, then we begin to focus on safety and eventually efficacy. So that would be the focus for Adimune over the next, again, year two and three years. And that we need to at least put Adimune in a position that by end of September there is a clear path as far as resources where they can begin moving forward.

(05:56):

And frankly with the bigness of Adimune and what it is that they're working on, truly resources is the gating factor for Adimune and we continue to address that where obviously we've never been dead in the water. We continue to find ways to keep the program moving forward, whether it's through partnerships or through working with our vendors closely. So that's kind of the definition of Adimune. Pearsanta, by end of Q3, we also want to do the same thing. We want to make sure that Pearsanta has the tools and resources that they can proceed forward without. There'll always be interruptions, but at least without uncertainty when it comes to resources, whether it's over a midterm, six months, 12 months, and of course two years and three years. That's our goal. And the path for Pearsanta is to focus on validation, the validation of the first two assays, which is endometriosis and prostate cancer.

(06:57):

So these are the two programs. Now when it comes to the acquisitions, those are still uncertain and we'll see where we end up with each, which is also dependent on resources that we can secure. So that's on the program side. And some of you who were on the call last week, we now got to go back to the financial side of the equation. So part of us being positioned for growth, obviously we have to have the financial resources to allow us to do two things. One, to address remaining obligations, past obligations. That is always a must. And without getting into all the details, which may or may not be relevant, some of our cap table and some of the securities and the structure of those securities would have to be addressed. Our balance sheet and some of the outstanding payables and debts would have to be addressed, maybe reduced, maybe fully paid, but that would have to be addressed.

(08:02):

But we also have to have the resources to allow us to move forward. So by end of Q3, we got to make sure that both companies and other ones as well potentially are ready or ready to continue on the path that I just shared. But we also have to have the financial resources and addressing any past obligations and forward needs that we need now whether it's six months or 12 months, but certainly we need more than the short term availability that we've had to navigate through in the last few years. So Jeff, what are your thoughts?

Jeff Ramson (08:43):

Yeah, I think that the capital strategy is critical. I know that's something you're working very hard on. I guess I had one question if you don't mind, regarding Pearsanta. I know that there was an announcement about potential IPO this year. Is that something you want to, can you address that right now or, I know it's still uncertain, but is that something you can talk a bit about?

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Amro Albanna (09:09):

Yeah, I'll talk about it Jeff. So obviously today, let's just say even we have the tools to launch or spin off Pearsanta, which is part of our business model, but today no one would recommend doing such thing. It's simply not a market. It is not right for Aditxt stakeholders even or Pearsanta stakeholders to think about that right now. I mean it's just not the market for microcap, actually not the market for IPOs period, let alone. So our orientation remains to be the same. I don't know if it's this year, I don't know if it's early next year. I think that will have to be determined based on conditions on the ground and how far Pearsanta is. And what I would say is the farther into commercialization Pearsanta is the better that spinoff will be,

(10:03):

Period. And working with the team at Pearsanta and Chris, we got to make sure we do everything we can and the team is doing everything they can and we're doing everything we can collectively to make sure that you still got to move towards commercialization. Because whether it's IPO or not, ultimately Pearsanta has to be an exciting viable business, which absolutely, I mean when you're talking about endometriosis and prostate cancer and followed by ovarian and other types of cancer, obviously the core of the business is there, but now we have to get 'em into commercialization because the value of the business and the maturity of the business will increase when we get there. So the quick answer, Jeff, is that plan remains the same. Timing is dependent on conditions all around.

Jeff Ramson (10:53):

Understood. And yeah, if I could just put my 2 cents in, yeah, I would agree with that too. As I said, we deal with a number of companies and all the investment banks, it's really, really difficult right now getting IPOs done, deals that are getting priced are much smaller, they're not getting premium valuations. It is a difficult time. So I do agree that it makes sense to wait for one conditions to change and then as Pearsanta's even further along, it will certainly attract a better valuation.

Amro Albanna (11:24):

Someone told me, and I certainly don't know this for a fact, but someone told me that they saw an IPO for $2 to $3 million from my point of view, why? I mean, how can you go out as a public company with all the expenses and overhead with $2 to $3 million when you have to go raise money basically next weekend.

Jeff Ramson (11:46):

Exactly.

Amro Albanna (11:47):

That's certainly not a position we want to put Pearsanta in.

Jeff Ramson (11:51):

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Yeah, understood. Agreed.

Amro Albanna (11:56):

I see at least 18 people and just in case you came in and joined in late or 21, please go ahead and ask any questions. Jeff and I are here and we want to make sure that we continue this. In fact, every time we talk about it right before Jeff says, are we on? And I say, we got to keep this thing on. We got to make sure that we're communicating and that includes our team members because we are not in one location. We have Mountain View, California, we have New York, we have Germany, we have Richmond, Virginia, and few other places where people are working, some of the people are working remotely. This is a good forum for us. It is public, but it is a good forum for all of our stakeholders to really ask questions, difficult or not. We do welcome any questions as we move forward.

Jeff Ramson (12:46):

And I just, I'll reiterate, I've said this a few times before as well. I do give you a lot of credit for your dedication and commitment to the communications task. It is not easy, especially when things are a bit quiet or difficult and certainly challenging. So I give you credit for showing up every week and being there.

Amro Albanna (13:11):

Appreciate that, Jeff. It's what we have to do, what we must do.

Jeff Ramson (13:13):

Agreed, agreed.

Amro Albanna (13:18):

Jeff, again, maybe while we're waiting for a question or two, anything on your mind, anything that we need to in that theme or something else, but in that theme as far as what we truly must accomplish over the next four months and what we plan to accomplish over the next four months.

Jeff Ramson (13:36):

I think that maybe just to drill down a little more, I think that there are probably incremental, tangible things that you might be able to talk about. Certain things I'm not sure you're ready to talk about yet, but the idea being that there's tangible accomplishments to be made in the next three to four months that I think should be the focus, right? Absolutely. So obviously nailing down improvements to the cap table is critical to advancing, obviously everything in the development stages is obviously critical. So yeah, anything that you could, if there's anything specific you can talk about, that's always good. Again, if it's publicly appropriate. In general.

Amro Albanna (14:31):

I really do try and I hope I'm doing a good job, try to simplify what pieces that need to be done and frankly at this stage or even the future stage, what pieces need to be done to advance the business towards the mission. Because we have to make sure, ultimately we're here to make sure that we get Adimune to a point where we can address autoimmunity or advancing Pearsanta to address early disease detection. Ultimately that's our goal. But then it becomes a question of mechanically what that looks like. And if you look at it as three components of the business right now, you have, I always call the ownership structure or the capital structure and those that are not dealing with that side of the business as a business, we're public, so we have ownership structure and there are common shares, there are different types of ownership.

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(15:34):

The more simplified that structure is, generally speaking, it makes it easier to attract more resources including capital because the structure is more simplified. And that's a pretty general statement. So our goal here is to continue working with our shareholders to simplify that cap table. Now having a more complex cap table is a necessity when you're trying to advance the business forward, just what it is, that's the market. It's supply and demand. On the, what we call the balance sheet side, you have to make sure that you satisfy and continue to satisfy and pay down the obligations that we've incurred. That could be vendors, that could be payroll, that could be outstanding payroll, that could be debt, loans, debt. And we continue to make improvements, especially the last Q4 and Q1 of this year as we just filed. You'll see some of the reductions in our balance sheet now we'll obviously continue to incur, but you can't do one without the other.

(16:49):

You cannot stop moving the business and just focus on paying down outstanding obligations. And then the third piece is what I discussed. We got to make sure that ultimately Adimune keeps, even if it's inching forward, not sprinting, but inching forward. At least we're getting closer and closer to our goal for Adimune and Pearsanta. And on the acquisition side, obviously right now the focus would be which acquisitions we can handle and what we need to do to get to that point. So I don't know if that was the point, Jeff, but that's really what we're focused on in the next four months at least I'm focused on that because unless we focus on the short term, we also can't be talking about long-term. We have vision for the company, but you got to do first things first.

Jeff Ramson (17:39):

Yep, exactly. No, that's exactly right. Totally agree. No, I think you're covering the points you need to cover right now. You're navigating through very challenging times and that's really all you've got to keep an eye on. That three to four month period is critical and just achieve those goals.

Amro Albanna (18:02):

And you got to keep in mind again, I mean look what really keeps us going, I will repeat this. What keeps us going here is imagine the possibility because we're still not there. Approvals, efficacy, biology will do its thing, but imagine the possibility of changing and disrupting how we address autoimmunity. That's what keeps us in the game. Imagine the possibility of addressing cancer through early detection, right? Imagine what that would look like. I mean that's what keeps us in the game and that's why we continue to think about short-term, what do we need to do in order for us to achieve our long-term objectives? So I see more and more people that actually joined. We do welcome any, sorry, Jeff,

Jeff Ramson (18:48):

There are some questions that came in if you want to address them as well, if you can see them or I can read them to you if you can't see

Amro Albanna (18:54):

Them. Yeah, I do see 'em actually Jeff. Okay. Yeah. So this is from Mike. Mike, thanks for the the question. You currently released your Q1 results. Can you talk about them and when you project those results to be on the positive side even knowing you have done great over the past year on your results? Yes. So Mike, and again if I misunderstand your question, please go ahead and fire another question. So look right now, and as Tom our CFO hears me say we are not at a stage where we talk about fundamentals. That's actually what our goal is to get at Aditxt where we can show clear path to what potential fundamentals could look like, guidance, which we cannot really provide right now because we're still at a speculative stage. So the way I would look at our results is look at our cap table for example, and how we've done in comparison to a quarter ago or two quarters ago or whatever period you see, look at our balance sheet and some of the reductions and the payoff that we've done.

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(20:08):

For example, on some of the notes, short-term notes and very expensive money approximately, we went down from 8 million to three and a half million and that was all along paying down other obligations. So right now what I would characterize our financials and our reporting at this stage is to really, you get a view within the context of young speculative company, but ultimately our goal is to transition the company to that growth stage with when we start looking at fundamentals, when Adimune begins to enter into human trials and whether or not we can secure a co-development deal with larger pharma. When Pearsanta launches commercially and what that growth could look like. I do not want to put a timeline, but generally speaking, and that is still speculative to be clear, we would like 20 by end of September and into 2026, we positioned the company in that space where we can at least begin to talk a little bit more about fundamentals and hopefully at some point we'll be in the form of guidance.

(21:19):

So if that does not address your questions specifically, please, please ask again. And there is another question, when will Aditxt come out with earning reports? So still, we just filed our quarterly yesterday, we're not at an earning stage. Definitely we're not there yet. That should be a measure of a business once you transition out of the speculative stage. And again please, this is not guidance, but think of 26, 27, 28 when Aditxt begins to be able to show clear path to earnings, clear path to fundamentals. That's what we want to get to. And again, if the same thing, if this does not answer your question, please, please fire away. I have another question. What opportunities other than restructuring do you see as a pipeline for additional income in these four months? So right now, in the next four months, it's not about income. We're still in the mode of having to raise capital in order to advance our business. So we're not at an income stage yet. We're not at an earning stage yet.

(22:38):

We're still working on positioning Adimune on that path that I shared. We want to position Pearsanta on a revenue and growth, position Pearsanta for growth, starting with revenue, assuming they can launch commercially late this year. And again, assuming that Adimune can file and get its regulatory Adimune will not be revenue generating, just to be clear, I mean Adimune in terms of drug. We cannot look at Adimune as a revenue generating company near term. What we need to look at Adimune as is securing potentially securing a co-development deal once we get into human trials or once we show safety at some stage, we want to secure a large partner to advance the product and the platform forward. Pearsanta, on the other hand is about revenue, launching endometriosis, launching prostate, and begin to show adding customers in the US and channels and distribution channels in the US and the UK and expanding beyond that. So again, if that doesn't address your question specifically, please go ahead and answer again. Jeff, anything you want to add to these answers?

Jeff Ramson (24:03):

No, I don't think so. I think you already--

Amro Albanna (24:06):

I truly appreciate the questions and whether it's coming from our team members or outside the company, this is really important. I know it is, I would say a little bit unusual to have these weekly calls with team members and stakeholders and the public, but this is an important for frankly all stakeholders to hear the same message, to hear the same answers because we are all stakeholders in this. Yes, we are team members of Aditxt, but we're also stakeholders in Aditxt just like our shareholders, people that are suffering with autoimmunity and others that we're trying to address. So I truly appreciate the questions and there's really nothing that we do not want to hear. We certainly want to hear it all. Alright, so any other questions? Any other answers that need to be repeated? I dont see, sorry, Jeff, do you see another one?

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Jeff Ramson (25:04):

No, I don't. I think you've covered everything.

Amro Albanna (25:06):

Okay, wonderful. Anything else? Any last words here, Jeff, before we?

Jeff Ramson (25:10):

No, I think you covered it for this week. Obviously we can follow up next week and see what other developments occur. But no, right now I think you've covered, we covered everything.

Amro Albanna (25:21):

Thank you as always, Jeff for joining me in this. I think it makes it that much more interactive. And thanks for hosting me here in your office today. I'm in New York working on the plan we discussed and I truly appreciate those of you that take half an hour every week to join, listen, and I certainly look forward to seeing you next week if you can join. Thanks everybody.

Jeff Ramson (25:49):

Thanks Amro.

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